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                                     BYLAWS

                                       OF

                            SUN HILL INDUSTRIES, INC.

                            (a Delaware Corporation)


                               ARTICLE I. OFFICES

      1.1. The registered office of the Corporation in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801 and the registered agent of the Corporation at such registered office shall be The Corporation Trust Company or such other office or registered agent as the board of directors may designate in accordance with the applicable provisions of the Delaware General Corporation Law.

      1.2. The Corporation may have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

                            ARTICLE II. STOCKHOLDERS

      2.1. All meetings of the stockholders shall be held at such place within or without the State of Delaware as the board of directors may designate in the notice of the meetings.

      2.2. The annual meeting of stockholders for the election of directors, and the transaction of such other business as may properly be brought before the meeting, shall be held at 2:00 p.m. on the third Tuesday of May each year, or at such other date and time as shall be designated by the board of directors and stated in the notice of the meeting, or, if such day is a generally observed business holiday, on the first business day thereafter.

      2.3. At least 10 days before every meeting of stockholders, the officer who has charge of the stock ledger of the Corporation shall prepare and make a list of the stockholders entitled to vote, arranged alphabetically and certified by the secretary, showing the address of each stockholder and the number and class of shares held by each such stockholder on the record date for the meeting. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at last 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.


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      2.4. Except as provided in sections 2.5 and 2.8 hereof, any number of stockholders, who are present in person or represented by proxy at any meeting, together holding at least a majority of the votes entitled to be cast thereat, constitute a quorum for the transaction of business despite the subsequent withdrawal or refusal to vote of any stockholder; provided, however, if such meeting has been called to consider a variation of the rights of any class or series of issued shares or any other matter where a separate vote by class or classes is required, the holders of at least a majority of the issued and outstanding shares of each class or series, present in person or represented by proxy at such meeting and entitled to vote thereat, shall constitute a quorum for the purpose of considering such variation of such rights or other matter.

      2.5. Except as otherwise required by express provision of law or the Certificate of Incorporation, in which case such express provision shall govern, when a quorum is present at any meeting, a majority of the votes cast by stockholders present in person or represented by proxy at any meeting shall decide any question brought before such meeting, except that directors shall be elected by a plurality of the votes of the shares present in person or by proxy.

      2.6. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder. The proxy need not be a stockholder of the Corporation. Each stockholder shall have one vote for each share of common stock and such other number of votes for each share of stock granted greater or lesser voting rights in accordance with the Certificate of Incorporation, registered in his name on the books of the Corporation at the time of the meeting or on the record date for the determination of stockholders entitled to vote at the meeting if the board of directors shall have fixed such a record date.

      2.7. Adjournment of any annual or special meeting of stockholders for a period not in excess of 30 days may be taken without new notice being given unless a new record date is fixed for the adjourned meeting.

      2.8. If less than a quorum is in attendance at any time for which a meeting is called, the meeting may, after the lapse of at least half an hour, be adjourned by a majority of the votes cast by stockholders present or represented and entitled to vote thereat. If notice of such adjourned meeting is sent to the stockholders entitled to vote at the meeting stating that the previous meeting failed for lack of a quorum, then any number of stockholders, present in person or represented by proxy, and together holding at least a majority of the outstanding shares entitled to vote thereat, shall constitute a quorum at the adjourned meeting.

      2.9. Special meetings of the stockholders for any purpose or purposes may be called by the president or by resolution of the directors, and shall be called upon a written request therefor, stating the purpose or purposes thereof, delivered to the secretary and signed by the president or by a majority of the directors. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

      2.10. Written or printed notice stating the place, day and hour of the meeting and, if a special meeting, the general purpose or purposes for which the meeting is called, shall (unless applicable Delaware law requires otherwise) be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, or by prepaid telegram or telex, by or


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at the direction of the president, or the secretary, or of the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be given when delivered to the telegraph company.

      2.11. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting, or at any adjournment of a meeting, of stockholders; or entitled to express consent to corporate action in writing without a meeting; or entitled to receive payment of any dividend or other distribution or allotment of any rights; or entitled to exercise any rights in respect of any change, conversion, or exchange of stock; or for the purpose of any other lawful action; the board of directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action, nor more than 10 days after the date upon which the resolution fixing the record date to determine the stockholders entitled to express such written consent is adopted by the board of directors. If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at any meeting shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived by all stockholders, at the close of business on the day next preceding the day on which the meeting is held; (ii) and if prior action by the board of directors is not required under applicable Delaware law, the record date for determining stockholders entitled to express consent to corporate action without a meeting shall be the first date on which a signed consent is delivered to the Corporation; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such other purpose, including, without limitation, in connection with the solicitation of written consents from stockholders where prior action by the board of directors is required under applicable Delaware law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

      2.12. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may only be taken without a vote if a consent in writing setting forth the action so taken shall be dated and signed by the holders of all of the outstanding shares that would be entitled to vote thereon at a meeting, and shall be delivered to the Corporation. Any such consent may be in counterparts and shall be effective as of the date of the last signature thereon needed to make it effective unless otherwise provided therein; provided that within sixty days of the earliest dated consent delivered to the Corporation written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation. Such consent shall be filed with the minutes of proceedings of the stockholders.

      2.13 Any stockholder who intends to make a proposal to be presented for vote at any annual or special meeting of stockholders of the Corporation must provide the Board of Directors or the Secretary of the Corporation with written notice of such intention not later than the close of business on the fifth day following the date on which notice of such annual or special meeting is given to the Corporation's stockholders. The notice shall include the name and address of the


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stockholder, the number of voting securities he or she holds of record and which he or she holds beneficially, the text of the proposal to be presented at the meeting and a statement in support of the proposal. Any stockholder may make any other proposal at an annual or special meeting of stockholders and the same may be discussed and considered, but unless stated in writing as herein provided and filed with the Board of Directors or Secretary of the Corporation prior to the date hereinabove set forth, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the stockholders taking place 60 days or more thereafter. This section 2.13 of these by-laws shall not prevent the consideration and approval or disapproval at any annual meeting of the reports of officers, directors, and committees; but in connection with such reports, no new business proposed by a stockholder (acting in such capacity) shall be acted upon at such annual meeting unless stated and filed as hereinabove described.

                             ARTICLE III. DIRECTORS

      3.1. The Board of Directors shall consist of such number of members as shall be determined from time to time by action of the board of directors in accordance with the Certificate of Incorporation. The board of directors may increase or decrease the number of directors as may be appropriate provided, however, that no decrease shall have the effect of shortening the term of any incumbent director. In any election of dirctors, provided a quorum is present, the persons receiving a plurality of the votes cast in person and by proxy, shall be elected as directors. Each director shall serve for a term of one year and until his successor is duly elected and qualified or until his death, resignation, retirement, disqualification or removal.

      3.2. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining members of the board of directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of directors then in office or by an election at an annual meeting or at a special meeting of stockholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office for a term expiring at the next annual meeting of stockholders.


      3.3. Meetings of the board of directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the board of directors or as may be specified in the notice or waiver of notice of any meeting. Meetings may be held at any time upon the call of the President or any two (2) of the directors in office by oral, telegraphic, facsimile transmission or written notice, duly served or sent or mailed to each director not less than one (1) day before such meeting. Meetings may be held at any time and place without notice if all the directors are present, or if those not present shall in writing or by telegram or cable or facsimile transmission waive notice thereof. A regular meeting of the board of directors may be held without notice immediately following the annual meeting of stockholders at the place where such annual meeting is held. Regular meetings of the board may also be held without notice at such time and place as shall from time to time be determined by resolution of the board of directors. Members of the board of directors or any committee of the board may participate in a meeting of such board or committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear


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each other, and participation in the meeting pursuant thereto shall constitute presence in person at such meeting.

      3.4. At all meetings of the board, a majority of the directors in office and qualified shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which a quorum is present shall constitute the action of the board of directors, unless the concurrence of a greater proportion is required for such action by law, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of directors, a majority of the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement of the adjournment at the meeting, until a quorum is present. If a quorum be present, the directors present may continue to act by vote of a majority of a quorum until adjournment, notwithstanding the subsequent withdrawal of enough directors to leave less than a quorum or the refusal of any directors present to vote.

      3.5. Any action which may be taken at a meeting of the board or any committee thereof, may be taken by a consent in writing signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the board or committee.

      3.6. Directors may receive such compensation and expense reimbursement as the board by resolution may from time to time determine.

      3.7. The board of directors is charged with the management of the business of the Corporation, and subject to any restrictions imposed by law, the Certificate of Incorporation or these Bylaws, and subject to the provisions of
Article V hereof, may exercise all the powers of the Corporation. Without prejudice to such general powers, the directors have the following specific powers:


      (a) From time to time, to devolve the powers and duties of any officer upon any other person for the time being.

      (b) To confer upon any officer the power to appoint, remove and suspend, and fix and change the compensation of subordinate officers, agents and factors.

      (c) To determine who shall be entitled to vote, or to assign and transfer any shares of stock, bonds, debentures or other securities of other corporations being held by this Corporation.

      (d) To delegate any of the powers of the board to any standing or special committee or to any officer or agent (with power to subdelegate) upon such terms as they deem fit.

      3.8. Directors may be removed from office only for cause and only upon the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

      3.9. The resignation of a director shall take effect on receipt of notice of such resignation by the president or secretary, or on any later date, not more than sixty days after such receipt.


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                             ARTICLE IV. COMMITTEES

      4.1. The board of directors may delegate to an Executive Committee whatever powers the board in its discretion may deem fit to so delegate. If an Executive Committee is appointed, the president shall be a member, and at least two other members of the board of directors shall likewise be members, and the committee shall have all of the powers of the board when the board is not in session, except the power to declare dividends, make or alter Bylaws, fill vacancies on the board or the Executive Committee, change the membership of the executive committee, or as otherwise prohibited by applicable law.

      4.2. The board of directors may delegate to an Audit Committee the power to recommend the engagement and discharge of independent auditors of the Corporation, to direct and supervise special investigations, to review with the independent auditors the plan and results of the Corporation's procedures for internal auditing, and such other powers as are customarily exercised by audit committees of publicly owned corporations.

      4.3. The board of directors may delegate to a Compensation and Option Committee the power to review and determine salaries for officers and key employees, to administer the Corporation's stock option plans and determine to whom stock options should be granted, the number of shares to be optioned and the option price to be paid, and to review and determine bonuses and other special awards of employee compensation and benefits.


      4.4. The board of directors shall have the power to designate such other committees, and for such other purposes, as the board may deem necessary or appropriate. Any committee designated by the board shall keep regular minutes of its proceedings and shall report the same to the board when required, but no approval by the board of any action properly taken by a committee shall be required.

      4.5. If the board fails to designate the chairman of any committee, the president shall be chairman if he serves on such committee. Each committee shall meet at such times as it shall determine, and at any time on call of the chairman. A majority of a committee constitutes a quorum, and the committee may take action either by vote of a majority of the members present at any meeting at which there is a quorum or by written consent of all of the members. In case of absence or disqualification of a member of a committee at any meeting thereof, the qualified members present, whether or not they constitute a quorum, may unanimously appoint a director to act in place of the absent or disqualified member. The board has power to change the members of any committee at any time, to fill vacancies, and to discharge any committee at any time.

                               ARTICLE V. OFFICERS

      5.1. The officers of the Corporation shall be a president, one or more vice-presidents, a treasurer, a secretary, and such other officers as may, from time to time, be elected or appointed by the board. Any two or more offices may be held by the same person (except the offices of secretary and treasurer), and, none need be a director; provided that no person holding more than


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one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers unless another officer of the Corporation shall also sign such instrument or certificate.

      5.2. The officers of the corporation shall be elected by the board of directors at its first meeting after adoption of these Bylaws and thereafter annually at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

      5.3. Any officer, employee or agent elected or appointed by the board of directors may be removed, with or without cause, by the affirmative vote of a majority of the board of directors.

      5.4. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

      5.5. The president shall preside at meetings of the directors and stockholders. Subject to the direction of the board of directors, he is the chief executive officer of the Corporation, with general authority to manage the Corporation's business and power to make contracts in the ordinary course of business; shall see that all orders and resolutions of the board are carried into effect and direct the other officers in the performance of their duties; has power to execute all authorized instruments; and shall have general authority to perform all acts incident to the office of president, or which are authorized or required by law, or which are incumbent upon him under the provisions of the Certificate of Incorporation and these Bylaws.

      5.6. Each vice-president (if any) shall have such powers, and shall perform such duties, as shall be assigned to him by the board of directors or the president, and, in the order determined by the board, shall, in the absence or disability of the president, perform his duties and exercise his powers.

      5.7. The secretary shall give, or cause to be given, notice of all meetings of stockholders, directors or committees, and all other notices required by law or by these Bylaws, and in the case of his absence or refusal or neglect to do so, any such notice may be given by the president or the directors upon whose request the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the stockholders, of the directors, and of committees in a book to be kept for that purpose. Except as otherwise determined by the directors, he has charge of the original stock books, transfer books and stockledgers, and shall act as transfer agent in respect of the stock and other securities issued by the Corporation. He has custody of the seal of the Corporation, and shall affix it to all instruments requiring it; and he shall perform such other duties as may be assigned to him by the directors or the president.

      5.8. The treasurer shall have custody of all funds, securities, evidences of indebtedness and other valuable documents of the Corporation. He shall receive and give, or cause to be given, receipts and acquittances for monies paid in an account of the Corporation, and shall pay out of the funds on hand all just debts of the Corporation of whatever nature, when due. He shall


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enter, or cause to be entered, in books of the Corporation to be kept for that purpose, full and accurate accounts of all monies received and paid out on account of the Corporation, and, whenever required by the president or the directors, he shall render a statement of his accounts.

      He shall keep or cause to be kept such books as will show a true record of the expenses, gains, losses, assets and liabilities of the Corporation. The duties and responsibilities assigned to the treasurer in this paragraph may be delegated by the president or by the Board to a controller or other chief accounting officer.

      He shall perform all of the other duties incident to the office of treasurer. Upon termination of his tenure, he will restore to the Corporation all property of the corporation under his control. If required by the board of directors, he shall give the Corporation a bond in such sum with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

      5.9. The president may designate one or more assistant secretaries or assistant treasurers or controllers who shall have such duties as may be delegated to them by the president or by the secretary or the treasurer, respectively.

      5.10. Compensation of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.

                            ARTICLE VI. CAPITAL STOCK

      6.1. Certificates of stock, numbered and signed by the president or a vice-president, and by the treasurer or secretary, or assistant treasurer or assistant secretary, shall be issued to each stockholder, certifying the number of shares owned by him in the Corporation. Every certificate of the stock shall state the name of the Corporation, that the Corporation is incorporated under the laws of Delaware, the name of the registered holder of shares represented thereby, the number, class, designation, registrar and transfer agencies, if any, of the shares represented thereby, and par value.

      6.2. A new certificate of stock may be issued to a stockholder upon transferring part of his holding of stock for the balance of that holding or in place of any certificate theretofore issued by the Corporation, alleged to have been worn out, lost, stolen, mutilated or destroyed, or mailed and not received, on such terms as to evidence of loss, theft or destruction and indemnity and payment of expenses reasonably incurred by the Corporation in investigating such evidence as the directors may determine but otherwise free of charge and (in the case of mutilation or wearing out) on delivery up of the old certificate.

         6.3. Shares of stock of the Corporation are transferable only on its books, by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer, the old certificates shall be surrendered to the person in charge of the stock-transfer


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records, by which they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever a transfer is made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. The board may make regulations concerning the transfer of shares, and may in their discretion authorize the transfer of shares from the names of deceased persons whose estates are not administered, upon receipt of such indemnity as they may require. The registration of transfers of stock or of any class of stock may be suspended at such times and for such periods (not exceeding thirty days in any year) as the directors may determine.

      6.4. The board may appoint and remove one or more transfer agents and registrars for any class of stock. If such appointments are made, the transfer agents shall effect original issuances of stock certificates and transfers of shares, record and advise the corporation and one another of such issuances and transfers, countersign and deliver stock certificates, and keep the stock, transfer and other pertinent records; and the registrars shall prevent over-issues by registering and countersigning all stock certificates issued. A transfer agent and registrar may be identical.

      6.5. Except as otherwise provided by law, the Corporation, and its directors, officers and agents, may recognize and treat a person registered on its records as the owner of shares, as the owner in fact thereof for all purposes, and as the person exclusively entitled to have and to exercise all rights and privileges incident to the ownership of such shares, and rights under this section 6.5 shall not be affected by an actual or constructive notice which the Corporation, or any of its directors, officers or agents, may have to the contrary.

      6.6. Except as otherwise provided by law or the Certificate of Incorporation, dividends upon the stock of the Corporation may be declared by the board of directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of stock.

      6.7. The board of directors may create and abolish reserves out of funds of the Corporation available for dividends for any proper purposes. Funds so reserved shall not be available for payment of dividends, purchase or redemption of shares, or transfer to capital surplus or stated capital.

      6.8. Where a certificate of stock is countersigned (i) by a transfer agent other than the Corporation or its employee or (ii) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature or signatures have been placed upon, any such certificate shall cease to be such officer, transfer agent, or registrar, whether because of death, resignation, or otherwise, before such certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

                      ARTICLE VII. MISCELLANEOUS PROVISIONS

      7.1. All checks, drafts, other orders for the payment of money, and notes or other evidences of indebtedness, issued in the name of the Corporation, shall be signed by such officer


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or officers, agent or agents of the Corporation and in such manner as shall,

from time to time, be determined by the board of directors or a committee thereof.

      7.2. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated; any notice is sufficient if given by depositing the same in a mail receptacle in a sealed post-paid envelope addressed to the person entitled thereto at his last known address as it appears on the records of the Corporation; and such notice is deemed to have been given on the day of such mailing.

      7.3. Whenever any notice of time, place or purpose of any meeting of stockholders, directors or committee is required by law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons meeting before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy or at the meeting of directors or committee in person, is equivalent to the giving of such notice except as otherwise provided by law.

      7.4. The board of directors may adopt for and on behalf of the Corporation a fiscal or a calendar year.

      7.5. The board of directors may adopt a corporate seal, which seal has inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Failure to affix the seal shall not, however, affect the validity of any instrument.

                          ARTICLE VIII. INDEMNIFICATION

      8.1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         8.2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the



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Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      8.3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 8.1 and 8.2 of this Article VIII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      8.4. Any indemnification under sections 8.1 and 8.2 of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 8.1 and 8.2 of this Article
VIII. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Corporation.

      8.5. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys' fees) incurred by other employees and agents shall be paid upon such terms and conditions, if any, as the board of directors deems appropriate.


      8.6. The indemnification and advancement of expenses provided by this
Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      8.7. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted


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against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article VIII.

      8.8. For purposes of this Article VIII, references to the "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the Corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      8.9. For purposes of this Article VIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

      8.10. The indemnification and advancement of expenses provided by this
Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      8.11. The foregoing provisions of this Article VIII shall be deemed to be a contract between the Corporation and each director, officer, employee or agent who serves in such capacity at any time while this Bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing or any action, suit or proceeding theretofore brought based in whole or in part upon any such state of facts.

                             ARTICLE IX. AMENDMENTS

      9.1. Bylaws of the Corporation may be adopted, amended or repealed by the board of directors at any regular meeting or at any special meeting, if notice of such amendment or repeal is contained in the notice of such special meeting. Bylaws may also be amended or repealed by the stockholders at a meeting of stockholders, provided notice of the proposed Bylaw, amendment or repeal be contained in the notice of such meeting of stockholders.


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